UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective February 16, 2007, the Board of Directors of Alcoa Inc. (“Alcoa”), upon recommendation of its Governance and Nominating Committee, appointed Ratan N. Tata to fill a vacancy on the Board of Directors. Mr. Tata was appointed for a term expiring at the regular meeting of shareholders at which the election of the class of directors whose terms expire in 2008 will be submitted for shareholder approval. A copy of the press release announcing Mr. Tata’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Tata has been named as a member of the Public Issues Committee of the Board.

In connection with Mr. Tata’s appointment to the Board, Alcoa will enter into an indemnity agreement with him in the form approved in principle by Alcoa shareholders and which Alcoa has entered into with each of its directors to supplement the indemnification coverage provided by Alcoa’s Articles of Incorporation and By-Laws and the Pennsylvania Business Corporation Law. (See Form of Indemnity Agreement between Alcoa and individual directors or officers, incorporated by reference to exhibit 10(j) to Alcoa’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 1987.)

Item 8.01.	Other Events.

In accordance with Rule 135c of the Securities Act of 1933, as amended, copies of press releases issued by Alcoa on February 6, 2007 and February 15, 2007 relating to its offers to exchange certain debt securities are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

99.1	Alcoa Inc. press release dated February 16, 2007.

99.2	Alcoa Inc. press release dated February 6, 2007.

99.3	Alcoa Inc. press release dated February 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Name:	Lawrence R. Purtell
Title:	Executive Vice President and General Counsel

Date: February 16, 2007

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Alcoa Inc. press release dated February 16, 2007.

99.2	Alcoa Inc. press release dated February 6, 2007.

99.3	Alcoa Inc. press release dated February 15, 2007.

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